Exhibit 10.2
AMENDMENT TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is entered into as of August 11, 2009 by and among Hythiam, Inc., a Delaware corporation (the “Company”) and HIGHBRIDGE INTERNATIONAL LLC (“Holder”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant (as defined below).

WHEREAS, Company and Holder entered into that certain Securities Purchase Agreement dated November 6, 2007 (the “Stock Agreement”), pursuant to which Holder purchased a total of Five Hundred Forty Thousand One Hundred Eighty-Eight (540,188) Warrant Shares (as defined in the Stock Agreement);

WHEREAS, in connection with the Stock Agreement, Company executed that certain  Common Stock Purchase Warrant dated November 6, 2007 (the “Warrant”) granting Holder the right to purchase up to Five Hundred Forty Thousand One Hundred Eighty-Eight (540,188) shares of common stock of the Company; and

WHEREAS, pursuant to Section 5(l) of the Warrant, each of the parties hereto desire to amend the Warrant as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Exercise Price.  Section 2(b) of the Warrant is amended and restated in its entirety as follows:

“(b) Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.28, subject to adjustment as provided hereunder (the ‘Exercise Price’).”

2. Expiration Date.  The Termination Date set forth in the preamble of the Warrant is extended to August 11, 2014.

3. Full Force and Effect.  Other than as modified in accordance with the foregoing provisions, the remaining terms of the Amended and Restated Warrant remain in full force and effect.

4. Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

5. Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof.

6. Headings.  Headings of Sections in this Amendment are for reference purposes only and shall not be deemed to have any substantive effect.

[Remainder of page intentionally left blank; Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:
HYTHIAM, INC.
By:	/s/ TERREN S. PEIZER
Terren S. Peizer
Chief Executive Officer

HOLDER:
HIGHBRIDGE INTERNATIONAL LLC
By:	Highbridge Capital Management, LLC
Its Trading Manager

By:	/s/ MARK J. VANACORE
Mark J. Vanacore
Managing Director